EXHIBIT 3.25
CERTIFICATE OF INCORPORATION
OF
EVERGREEN PACKAGING INC.
          FIRST: The name of the Corporation is Evergreen Packaging Inc.
          SECOND: The Corporation’s registered office in the State of Delaware is at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
          THIRD: The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 100 shares of Common Stock, par value $0.01 per share.
          FIFTH: The name and mailing address of the incorporator is as follows:
Nilufer R. Shaikh
c/o Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
          SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:
     (a) The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the By-Laws, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors may be removed, as provided in the By-Laws.
     (b) The election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by written ballot.

     (c) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.
     (d) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws or this Certificate of Incorporation otherwise provide.
     (e) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Article shall eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.
          SEVENTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.
     IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 5th day of December, 2006.

/s/ Nilufer R. Shaikh
Nilufer R. Shaikh

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
EVERGREEN PACKAGING INC.
Pursuant to Section 242 of the General
Corporation Law of the State of Delaware
     Evergreen Packaging Inc. (the “Corporation”), a corporation organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”) hereby certifies as follows:
     That in lieu of a meeting and vote of the Board of Directors of the Corporation (the “Board”), the Board has, by unanimous written consent dated December 10, 2008, duly adopted a resolution setting forth the following proposed amendment to the Certificate of Incorporation of the Corporation and declaring such amendment to be advisable:
“Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to increase the total number of shares of stock which the Corporation shall have authority to issue to 10,000 shares of common stock, par value $0.01 per share.”
     That in lieu of a meeting and vote of the stockholders of the Corporation, the sole stockholder of the Corporation has by written consent, dated December 10, 2008, approved the adoption of the foregoing amendment in accordance with the provision of Section 228 of the General Corporation Law, and that such consent has been filed with the minutes of the proceedings of the stockholders of the Corporation. That the foregoing amendment of the Certificate of Incorporation was duly adopted pursuant to the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law.
IN WITNESS WHEREOF, the undersigned, being a duly authorized Secretary of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the General Corporation Law, does make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set her hand, this 10th day of December, 2008.

/s/ Helen D. Golding
Helen D. Golding
Secretary

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